UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) February 17, 1997


                           CCB Financial Corporation
     (Exact name of registrant as specified in its charter)



               North Carolina            0-12358        56-1347849
     (State or other jurisdiction   (Commission File (IRS Employer
           of incorporation)             Number)   Identification No.)




      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
                 (Address of principal executive offices)



     Registrant's telephone number, including area code   (919) 683-7777



                                   N/A
      (Former name or former address, if changed since last report)

Item 5.   Other Events.

     Definitive Merger Agreement with American Federal. On February 17, 1997, Registrant and American Federal Bank, FSB ("American Federal"), Greenville, South Carolina, entered into a definitive agreement (the "Merger Agreement") under which American Federal would be merged into and with Registrant. The Merger Agreement provides that, to effect the merger, Registrant will issue .445 shares of its $5.00 par value common stock for each share of American Federal's common stock. The transaction is subject, among other things, to approval of Registrant's and American Federal's stockholders and to receipt of required regulatory approvals. Further information about the proposed transaction is contained in Exhibit 99 to this Report.


Item 7.Financial Statements and Exhibits.


          (c) Exhibits

     Exhibit 99.    Press Release dated February 18, 1997


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION


Date: February 21, 1997       By:  /s/ W. HAROLD PARKER, JR.
                                        W. Harold Parker Jr.
                                        Senior Vice President and
                                        Controller